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                                                                     Exhibit 8.1



February 3, 2004



WestCoast Hospitality Corporation
201 W. North River Drive, Suite 100
Spokane, Washington 99201

WestCoast Hospitality Capital Trust
c/o WestCoast Hospitality Corporation
201 W. North River Drive, Suite 100
Spokane, Washington 99201

RE:   FORM S-1 REGISTRATION STATEMENT OF
      WESTCOAST HOSPITALITY CORPORATION (FILE NO. 333-110214) AND
      WESTCOAST HOSPITALITY CAPITAL TRUST (FILE NO. 333-110214-01)

Ladies and Gentlemen:

We have acted as counsel to WestCoast Hospitality Corporation, a Washington corporation (the "Company"), and WestCoast Hospitality Capital Trust, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the referenced registration statement, as amended (the "Registration Statement"). The Registration Statement relates to a transaction (the "Transaction") in which the Trust will offer for sale to the public up to $46,000,000 of its trust preferred securities (the "Trust Preferred Securities"), the Company will issue to the Trust certain junior subordinated debentures due 2044 (the "Debentures") and the Company will issue a Trust Preferred Securities Guarantee Agreement (the "Guarantee").

In rendering the opinion set forth below, we have examined and relied upon the following documents:

1.    the Certificate of Trust of the Trust;

2.    the Declaration of Trust of the Trust;

3.    the form of the Amended and Restated Declaration of Trust of the Trust;

4.    the form of the Guarantee;

5.    the form of the Indenture for the Debentures;
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WestCoast Hospitality Corporation
WestCoast Hospitality Capital Trust
February 3, 2004
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6.    the Registration Statement; and

7. such other documents as we have deemed necessary in order to enable us to render our opinion.

We will refer in this opinion to the documents described in items 1 through 5 above as the "Documents."

In rendering our opinion, we have assumed with your consent and without independent investigation:

1. that the Trust will be maintained in accordance with the terms and form of its Amended and Restated Declaration of Trust;

2. that the Transaction will be consummated in accordance with the terms and forms of the Documents and in the manner described in the Registration Statement; and

3. that tax reporting for the Trust for United States income tax purposes will be consistent with the Trust's status as a grantor trust.

Based on our examination of the foregoing items and subject to the assumptions, exceptions set forth herein, it is our opinion that, under current United States federal income tax law, the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences" constitute our opinion as to such tax consequences.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service concerning the matters on which we have opined. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Other than as expressly set forth herein, we render no opinion with respect to any other matters or issues, including, without limitation, other United States federal tax issues or any foreign, state or local tax issues, and no such opinion should be inferred.
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WestCoast Hospitality Corporation
WestCoast Hospitality Capital Trust
February 3, 2004
Page 3



Furthermore, we express no opinion as to matters that may be affected by pending or proposed legislation, even though such legislation, if subsequently enacted, might affect the opinion we have expressed.

This opinion is made and delivered as of the date hereof. Changes in the relevant facts or law that could adversely affect the accuracy of our opinion may occur subsequent to the date of this opinion. We have no obligation to you to update or revise this opinion on account of events occurring after the date hereof.

This opinion is being furnished to you for your use in connection with the Transaction. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences," to the summary of this opinion contained under that heading, and to the reference to our firm in the Registration Statement under the heading "Legal Matters." In giving these consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,



RIDDELL WILLIAMS P.S.